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EXHIBIT 10.3

                           JACKSON SQUARE OFFICE PARK
                                 DEED OF LEASE
                                 -------------


         THIS DEED OF LEASE (the "Lease") is made as of 22 September, 2004, by and between LJ HOLDING, L.C., a Virginia limited liability com any with an office at 10300 Spotsylvania Avenue, Suite 101, Fredericksburg, Virginia 22408 ("Landlord"), and EOIR TECHNOLOGIES, INC. P.O. Box 1240, Spotsylvania, Virginia 22553, ("Tenant").

                                WITNESSETH THAT:

         In consideration of the mutual covenants, promises and agreements herein contained, Landlord hereby lets and demises to Tenant, and Tenant hereby leases from Landlord all those certain premises comprising Building No. 2 (the "Building"), in the Jackson Square Office Park (the "Office Park"), as the Building and Office Park are shown on a layout plan attached hereto as Exhibit "A," and known as 4701 Carr Drive, Fredericksburg, Spotsylvania County, Virginia 22408, containing approximately 10,000.00 square feet (the "Premises").

THE PARTIES DO HEREBY AGREE AND COVENANT AS FOLLOWS:

1. COMMENCEMENT DATE/LEASE TERM/EXTENSION/OCCUPANCY.

         A. The date on which the latter of Landlord or Tenant shall ratify this Lease shall be the Commencement Date. The Premises are accepted by Tenant in an "as is" condition.

         B. The Lease shall commence on the Commencement Date and run until midnight October 31, 2009 (the "Lease Term"). Notwithstanding the aforesaid, Tenant shall have the rights set forth in Paragraph 42 hereof.

         C. Provided Tenant is not in default at the time of exercise, Tenant shall have the right to enter into an extension of the Lease for an additional three (3) year term at a mutually acceptable rental rate; provided, however, in no event shall the rental rate for any extension period be less than the rental rate paid in the last year of the original Lease. The extension option shall be exercised by Notice to Landlord given a minimum of ninety (90) days prior to the expiration of the original Lease Term.

         D. Tenant may not enter or occupy the Premises prior to the Commencement Date without Landlord's express written consent. Occupancy of the Premises by Tenant shall be conclusive evidence that Tenant has accepted the Premises as suitable in its then current condition.

2. BASE RENT. Commencing on November 1, 2004, Tenant shall pay to Landlord an annual base rent ("Base Rent") of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) payable in equal monthly installments of Twelve Thousand Five Hundred and 00/100 Dollars ($12,500.00). The installments of Base Rent shall be paid on the first day of each calendar month at the place designated by Landlord.



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3. BASE RENT ESCALATION. Commencing on the first day of November, 2005, and on the first day of each November thereafter during the Lease Term (each of such dates being herein referred to as an "Adjustment Date"), the Base Rent in effect immediately preceding the Adjustment Date shall be increased by an amount equal to the product of the Base Rent in effect immediately proceeding the Adjustment Date then at hand (which Base Rent shall be annualized if the year in which the Commencement Date occurs is a partial year, and which Base Rent shall not reflect any rental abatement or deferral) multiplied by four percent (4%). Such computation shall constitute the Base Rent, as adjusted, payable in equal monthly installments, commencing on the Adjustment Date then at hand and continuing on the first day of each month thereafter until the next Adjustment Date or the end of the Lease Term, whichever is applicable.

4. MAINTENANCE/OPERATING EXPENSES/UTILITIES/TAXES. Tenant shall be responsible for all maintenance and repairs to the interior of the Premises. The HVAC, plumbing and electric systems of the Premises shall be maintained by the Tenant with qualified and licensed contractors. Repairs or replacement of major system components of the existing HVAC, plumbing or electric system shall be the responsibility of the Tenant up to a maximum expense of Three Thousand and 00/100 Dollars ($3,000.00) annually. The Landlord shall be responsible for the cost of repairs or major component replacement which exceeds $3,000.00 annually, and in such event, Landlord may elect to coordinate and contract for such work. Should Landlord not elect to contract for such work, Tenant shall request the Landlord's written approval to incur costs for such repairs, which shall not be unreasonably withheld. The Tenant shall submit documentation of incurred repair costs for reimbursement by the Landlord. Reimbursement by the Landlord to the Tenant for previously approved repair costs beyond the $3,000.00 shall be made within thirty (30) days of written request therefore.

         Tenant shall be responsible for all janitorial services with respect to the interior of the Premises, including such routine matters as light bulb replacement and provisions of supplies for restroom and kitchen facilities, if any. Tenant shall contract with a reputable supplier of such janitorial services, with the scope of work for such supplier to be consistent with janitorial services typically supplied to office tenants. Tenant shall keep the Premises neat, clean and sanitary and shall not itself and shall not permit any person to destroy, deface, damage, impair or remove any part of Premises or the facilities or appurtenances thereto.

         Tenant, at its sole cost and expense, shall arrange for and pay all charges when due for water, gas, electricity, heat, cable and any other utility services provided to, used by or consumed on the Premises. Tenant hereby covenants and agrees to indemnify and save Landlord harmless from and against any and all claims, losses and expenses arising from the installation and maintenance of such utility services and from all costs for any and all utility services provided to, used by or consumed on the Premises. Tenant shall pay its Pro Rata Share of all utilities serving the common areas of the Business Park or the Building generally including electric, water and sewer, gas, heat, cable and any other utility services ("Project Utilities"), which Project Utilities are part of the Operating Expenses.

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          Landlord shall be responsible for maintenance and repairs to the roof, foundation, all structural components and the exterior of the Building and the common areas of the Building and Office Park. Landlord shall be responsible for the payment of operating expenses, taxes and the insurance to be maintained by Landlord (as distinguished from insurance to be maintained by Tenant, which Tenant insurance shall be paid for by Tenant).

5. PAYMENT/ADDITIONAL RENT. All sums of money or charges required to be paid by Tenant under this Lease other than Base Rent shall be deemed Additional Rent hereunder and all remedies applicable to the non-payment of Base Rent shall be applicable thereto. Additional Rent shall accrue commencing on the Commencement Date Hereof. All Base Rent and Additional Rent (collectively "Rent") shall be paid without prior notice or demand therefor as to Base Rent and within ten (10) days of written notice as to Additional Rent (unless tenant has previously been given a schedule of Additional Rent and due dates therefore, in which case no notice will be required therefore), and without any counter-claim, set-off, deduction, recoupment, credit or defense whatsoever, it being understood and agreed that Tenant's covenant to pay the Rent is hereby deemed to be, and shall be, independent of the obligations of Landlord hereunder. All payments shall be applied to the earliest amount then due. No receipt and/or acceptance by Landlord of any sums shall be deemed a waiver of any default by Tenant, with the exception of the default identified in Paragraph 19E below, which may be cured by payment of all Rent and Additional Rent that is currently then due. Landlord shall have the right to require Rent payments to be made by money order, by cashier's check or certified check. A late charge in the amount of five percent (5 %) of any overdue amount shall be immediately due and owing by Tenant to Landlord as Additional Rent for any payment delinquent seven (7) days after the due date. Payment of the Rent and Additional Rent (including the 5 % late charge) within fifteen 15 days of the original due date shall cure such default.

6. TENANT'S POSSESSION. Tenant's right of possession shall commence on the Commencement Date.

7. SECURITY DEPOSIT. Upon execution of this Lease by Tenant, Tenant shall deposit with Landlord the sum of Twelve Thousand Five Hundred and 00/100 Dollars ($12,500.00), to be held by Landlord as a security deposit ("Security Deposit"), to insure the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. The Security Deposit or any portion not so used, applied or retained shall be refunded to Tenant after termination of the tenancy and delivery of possession of the Premises to Landlord. Tenant shall not utilize the Security Deposit as rent. If any part of the Security Deposit shall have been utilized by Landlord in accordance with the terms hereof or applicable law, Tenant shall immediately deposit with Landlord a sum equal to the amount so applied by Landlord so Landlord shall have the full Security Deposit on hand at all times during the Term.

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8. INDEMNIFICATION. Tenant hereby waives all claims against Landlord for damage to any property or injury to, or death of, any person in, upon, or about the Premises, arising at any time and from any cause other than by reason of the gross negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors. Tenant shall, and hereby agrees to, indemnify and hold Landlord harmless from any loss, cost, claim, expense and the like, including damage to any property or injury to, or death of, any person relating to the Premises or Tenant's failure to comply with the terms of this Lease unless such damage is caused by the gross negligence or willful misconduct of Landlord.

9. LEGAL REQUIREMENTS. Tenant shall, at its own expense, comply with all laws, orders, ordinances and regulations of Federal, state and local authorities and with directions of public rules, recommendations, requirements and regulations respecting all matters of occupancy, condition or maintenance of the Premises. The foregoing shall include Tenant's compliance with the Americans with Disabilities Act of 1990, U.S.C. ss. 12101 et sec. as amended from time to time with regard to the interior improvements made by Tenant. Wherever the term "Legal Requirements" appears in this Lease, such term shall be deemed to include the foregoing requirements.

10. OFFICE PARK LAYOUT; OTHER TENANTS; SIGNAGE.

         A. Landlord expressly reserves the right to reconfigure the layout of the Office Park at any time, provided no such reconfiguration shall change the layout of the Premises or, unless required to satisfy Legal Requirements, materially and negatively impact access to the Building or the location of the Building, without the Tenant's consent, which consent will not be unreasonably withheld, conditioned or delayed. Landlord makes no express or implied representation or warranty to Tenant with respect to the composition of the other tenants in the Office Park.

         B. Tenant's suite entry signage and Building signage, if any, shall be provided by the Tenant at Tenant's expense, the exact location to be mutually agreed upon by Landlord and Tenant and shall be in compliance with all local governmental restrictions that apply.

11. INSPECTION AND REPAIR/ACCESS. Landlord, its agents or employees, and mechanics authorized by Landlord shall and may, from time to time, at all reasonable hours, enter the Premises to render services and make adjustments in connection therewith, customary or necessary in the construction, remodeling, or maintenance of the Premises and for all other proper purposes. Except in the case of an emergency, Landlord shall give Tenant notice prior to entering the Premises. Landlord shall have the right, upon reasonable notice to Tenant, during the last six months of the Term to show the Premises to prospective tenants, and at any time during the Term, to show the Premises to prospective purchasers. Landlord agrees to use commercially reasonable efforts to minimize interference with Tenant's business operations when entering the Premises. The Tenant reserves the right to provide an escort to accompany the Landlord, its authorized agents or employees, and mechanics while within the Premises.

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12. ALTERATIONS. Other than those alterations set forth on Exhibit B attached hereto, which such alterations are hereby approved by Landlord (the "Approved Alterations"), Tenant shall not make any alterations or additions to the Premises without the prior written permission of Landlord, which permission shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant shall have the right to make strictly decorative alterations to the Premises without Landlord's prior written permission.

         Landlord shall provide an allowance of up to Thirty-five Thousand and 00/100 Dollars ($35,000.00) toward the direct cost of the Approved Alterations ("Alteration Allowance"). Upon completion of the Approved Alterations, Tenant shall provide to Landlord documentation and evidence as to the direct cost of the Approved Alterations. Within thirty (30) days of receipt of said documentation, Landlord shall reimburse Tenant the amount of said direct cost up to the amount of the aforesaid Alteration Allowance.

13. REQUIRED ALTERATIONS. If at any time during the Term Landlord should be required by any governmental authority to make repairs, alterations or additions to the Premises occasioned by the use which Tenant makes of the Premises, Landlord shall cause such repairs, alterations or additions to be made and Tenant shall be solely responsible for all costs and expenses associated with such repairs, alterations or additions.

14. MECHANIC'S LIENS. In the event any mechanic's lien is filed against the Premises as a result of any services or labor provided, or materials furnished, by or on Tenant's behalf, or claimed to have been provided by or on Tenant's behalf, Tenant shall (i) immediately notify Landlord of such lien, and (ii) within ten (10) calendar days after the filing of any such lien, discharge and cancel such lien of record by payment or bonding in accordance with the laws of the Commonwealth of Virginia, all at Tenant's sole cost and expense. Landlord acknowledges and agrees that Tenant shall not be responsible for any mechanic's liens arising in connection with the construction of the Improvements to be performed by Landlord.

15. USES/EXCLUSIVITY. The Premises will be used solely for business office purposes and for no other purpose without Landlord's consent, which consent will not be unreasonably withheld if such additional use is consistent with the operation of a first-class Office Park, is compatible with the other uses within the Office Park, does not compete with any other use in the Office Park or violate any other exclusive granted any other tenant in the Office Park. If any governmental licenses or permits shall be required for the proper and lawful conduct of Tenant's business on the Premises, then Tenant shall procure and maintain same at Tenant's expense. Tenant will not use or allow the Premises to be used for any disorder4y or unlawful purposes or in any manner offensive to others.

16. PARKING AND COMMON FACILITIES., Tenant shall have the reasonable use, in common with others, of the parking areas, roadways, means of ingress and egress and service and common areas of the Office park, subject to Landlord's right to designate reserved parking spaces for tenants and visitors and subject to Landlord's adoption of reasonable rules and regulations. Landlord shall maintain the common and parking areas in good condition consistent with a first-class Office park.

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17. ASSIGNMENT/SUBLET. Tenant shall not assign this Lease or sublet the Premises or any portion thereof, or transfer possession or occupancy thereof to any other person or persons, or transfer any interest in the Lease or the Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld, and provided that the use of the assignee or sublessee is permitted pursuant to Paragraph 15 hereof. Landlord agrees to respond to any request as expeditiously as possible and, in any event, to use good faith efforts to respond within thirty (30) days of receipt of a request.

18. INSURANCE.

         A. Tenant, at Tenant's sole cost and expense, shall obtain and maintain in effect at all times during the Term, policies providing for primary insurance coverage of the following types: Property Insurance (excluding the exterior and structural components and common areas of the Building) and Liability Insurance covering Tenant's activities in the Premises and common areas of the Building and Office Park, and Tenant's Worker's Compensation Insurance. Tenant's liability insurance shall be in the minimum amount of One Million Dollars ($1,000,000), combined single limit, written on an occurrence basis. All insurance policies required to be maintained by Tenant shall be acceptable to Landlord, in Landlord's sole discretion, and shall comply with Landlord's requirements for the provisions of such policies, including, without limitation, requirements regarding scope of coverage, limits of coverage, terms and conditions of coverage, qualification of carriers, named insureds, notice of cancellation provisions and waiver of subrogation rights.

         B. Neither the issuance of any insurance policy required hereunder, nor the minimum limits established by Landlord with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease. Tenant shall deliver to Landlord a duplicate original or certified copy of each insurance policy required by Landlord, together with evidence of payment of all applicable premiums. Tenant's insurance shall specifically provide that unless Landlord has been given thirty (30) days' prior written notice, such insurance policy shall not be canceled and shall remain in full force and effect. Tenant shall not do or permit to be done any act or thing in or upon the Premises which shall increase the rate or rates of any insurance referred to hereinabove. If by reason of failure of Tenant to comply with this provision, the rate or rates of any insurance coverage referred to above shall at any time be higher than it otherwise would be, and if Landlord is required to or has elected to obtain and maintain any such insurance coverage, then Tenant shall reimburse Landlord on demand as Additional Rent for such increased premium(s).

         C. Insurance covering the exterior and structural components of the Building and the common areas of the Building and Office Park shall be obtained by Landlord, which insurance shall be in the amount of the replacement value of such items.

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19. DEFAULTS.

         A. If Tenant refuses to take possession of the Premises within sixty
(60) days after the Commencement Date;

         B. If Tenant vacates or abandons the Premises and permits the same to remain unoccupied and unattended, or removes or manifests an intent to remove, not in the ordinary course of business, Tenant's goods or property out of the Premises;

         C. If any execution, levy, attachment or other process of law shall occur upon Tenant's goods, fixtures or interests in the Premises and not be stayed, set aside, vacated, released or rescinded, as applicable, within thirty
(30) days;

         D. If Tenant violates the Lease by attempting to make an unpermitted assignment, transfer or sublease;

         E. If Tenant fails to pay any installment of rent when the same shall become due and payable, and such failure shall continue for seven (7) days;

         F. If Tenant fails to pay any installment of rent when the same shall become due and payable, and such failure shall continue for seven (7) days;

         G. If Tenant permits to be done anything which creates a lien upon the leasehold or the Premises and fails to discharge or bond such lien as required by the Lease;

         H. If Tenant fails to maintain in force all policies of insurance required by this Lease;

         I. Landlord shall provide written notice to Tenant upon determining that the Tenant is in default or otherwise fails to perform or observe the terms of the Lease heretofore specifically mentioned or any other term of this Lease. Tenant shall have thirty (30) days after written notice from Landlord to cure such default unless the continuance of the default would cause Landlord to be in default under a mortgage or any other agreement affecting the Premises;

         J. If Tenant fails to perform any material non-monetary obligation under this Lease two or more times within any twelve (12) month period, notwithstanding any subsequent cure of such failure as provided in this Paragraph 19;

         K. If Tenant fails to provide Landlord with financial statements or estoppel certificates within the time periods referenced in this Lease; or

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         L. The Tenant, or any guarantor of Tenant's obligations hereunder, or any permitted sublessee or assignee, being in financial difficulties as evidenced by (1) its admitting in writing its inability to pay its debts generally as they become due, or (2) its filing a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Code or an answer or other pleading admitting the material allegations of such a petition or seeking, consenting to or acquiescing in the relief provided for under the Bankruptcy Code, or (3) its making an assignment of all or a substantial part of its property for the benefit of its creditors, or (4) its seeking or consenting to or acquiescing in the appointment of a receiver or trustee for all or a substantial part of its property or of the Premises, or (5) its being adjudicated a bankrupt or insolvent, or (6) the entry of a court order without its consent, which order shall not be vacated, set aside or stayed within thirty (30) days from the date of entry, appointing a receiver or trustee for all or a substantial part of its property or approving a petition filed against it for the effecting of an arrangement in bankruptcy or for a reorganization pursuant to the Bankruptcy Code or for any other judicial modification or alteration of the rights of creditors. For purposes hereof, the term "Bankruptcy Code" shall mean Title 11 of the United States Bankruptcy Code relating to Bankruptcy, as amended, or any other similar federal or state statute

20. REMEDIES. Should a Default occur under this Lease, Landlord may pursue the following:

         A. Landlord shall have the right, by written notice to Tenant, to declare this Lease terminated and the Lease Term ended and retain or receive the Security Deposit (as defined herein), in which event (i) Tenant shall vacate and surrender the Premises; (ii) Tenant shall immediately pay to Landlord the sum of
(aa) all rent accrued through the date of termination or recovery of possession by Landlord, whichever is later (including any deferred or abated rent) ; plus
(bb) the actual loss suffered by Landlord. The failure of Landlord to relet the Premises shall not affect Tenant's liability; provided, however, Landlord agrees to use good faith efforts to relet the Premises upon such terms and conditions as Landlord may determine advisable in its sole discretion. All rentals and other sums received by Landlord from reletting shall be applied, first, to the payment of any related costs and expenses; second, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be applied as a credit against the actual loss suffered by Landlord. If such rentals and other sums are less than the amounts due pursuant to the foregoing schedule for application of proceeds, Tenant shall be liable for such deficiency; if such rentals and other sums shall be more, Tenant shall have no right to, and shall receive no credit for, the excess.

         B. Landlord shall have the right to bring a special proceeding to recover possession of the Premises from Tenant.

         C. Landlord shall have the right, without notice (except notice of default as required by Paragraph 19.I), to re-enter the Premises and dispossess, by any lawful means, Tenant and any other occupant(s) of the Premises, and Tenant shall have no further claim or right hereunder. The words "re-enter" and "re-entry" as used herein shall not be restricted to their technical legal meaning.

         D. Landlord may exercise its rights under Paragraph 20B or C above with or without terminating the Lease, and in no event shall any such exercise be construed as an election to terminate this Lease or operate to release Tenant from any of its obligations for the remainder of the Lease Term, or give rise to any claim for trespass.

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         E. If Landlord exercises its rights under Paragraph 20B or C above and elects NOT to terminate the Lease, it may from time to time, make such alterations and repairs as necessary in order to relet the Premises, and thereafter relet the Premises or any part thereof for such rent and upon such terms and conditions as landlord may determine advisable in its sole discretion. All rents and other sums received by Landlord from reletting shall be applied, first, to the payment of any related costs and expenses; second, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; third; to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be applied in payment of the current month's Rent. If such rents and other sums are less than the amounts due pursuant to the foregoing schedule for application of proceeds, tenant shall pay such deficiency to landlord monthly; if such rents and other sums shall be more, Tenant shall have no right to, and shall receive no credit for the excess.

         F. Any damage or loss of rent sustained by Landlord may be recovered at the time of the reletting or termination, in a single action or in separate actions, from time to time, as said loss of rents or damages shall accrue, or in a single proceeding deferred until the expiration of the Lease Term (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said Lease Term).

         G. To the extent permitted by law, Tenant waives notice of re-entry or institution of legal proceedings. The foregoing shall not constitute a waiver by Tenant of any notice of default due in accordance with Paragraph 19.

         H. In addition to the other remedies provided in this Lease, and anything contained herein to the contrary notwithstanding, Landlord shall (i) be entitled to restraint by injunction of any violation of this Lease, and (ii) have a right of distraint for rent and a lien on all of Tenant's furniture, trade fixtures and equipment in the Premises, as security for rent.

         I. Tenant and Landlord each hereby waive all right to trial by jury in any matter arising out of or in any way connected with this Lease.

         J. Landlord shall have the right, at its option, to immediately and without notice cure a default by Tenant for the account and at the expense of Tenant and to utilize the Security Deposit for such purposes. Tenant agrees to pay, with interest at twelve percent (12%) per annum on demand, to Landlord the amount so incurred by Landlord in connection with such default.

         K. With respect to the rights and remedies and waivers herein, (i) such rights and remedies shall be in addition to any other right and remedy now or hereafter available at law or in equity; (ii) all such rights and remedies shall be cumulative and not exclusive of each other; (iii) such rights and remedies may be exercised at such times, in such order, to such extent, and multiple times without regard to whether the exercise of one right or remedy precedes, concurs with or succeeds the exercise of another; and (iv) no waiver of a Default shall be effective unless acknowledged in writing signed by Landlord.


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21. SURRENDER.

         A. Tenant will, upon termination of this Lease, surrender the Premises and all fixtures and equipment of Landlord therein in good, clean and operating condition, in the same condition as when received, ordinary wear and tear excepted. Tenant shall deliver all keys to the Premises to Landlord within twenty-four hours after vacating.

         B. All leasehold improvements (including the Improvements, if any), alterations and other physical additions made to the Premises (excluding Tenant's furniture), whether by Tenant or Landlord, shall be Landlord's property and shall not be removed from the Premises. Notwithstanding the foregoing, upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant's expense, remove any of the foregoing items (excluding the Improvements, if any) from the Premises if Landlord gives Tenant written notice to do so. Tenant shall promptly repair or reimburse Landlord for the cost of repairing all damage done to the Premises by such removal.

22. HOLDING OVER. If Tenant shall hold possession of the Premises after the expiration or sooner termination of the Term, Tenant shall be deemed a month-to-month tenant at a rate equal to the rate in effect at the time of such termination if, but only if, Landlord and Tenant agree to such continued occupancy pursuant to a written agreement. In the absence of a written agreement, at Landlord's election (a) Tenant shall be treated as a trespasser, and Landlord shall be entitled to the benefit of all laws relating to the speedy recovery of the possession of the Premises; or (b) such continued occupancy shall be deemed a month to-month tenancy subject to the terms of the Lease and holdover rent shall accrue at a rate equal to twice the sum of (i) the monthly installment of Base Rent payable during the last month of the Term, and (ii) one-twelfth (1/12) of the monthly installments of Additional Rent payable during the last month of the Term.

23. DESTRUCTION. If the Premises shall be damaged or destroyed by fire or other casualty not resulting from the negligence of Tenant or Tenant's employees, agents or invitees, and as a result thereof shall be untenantable as reasonably determined by Landlord, Base Rent shall be suspended until the Premises shall have been restored to a tenantable condition; provided, however, that Landlord may notify Tenant that the Premises will not be repaired, in which event this Lease shall terminate and neither party shall have any further liability to the other except for liabilities relating to the period prior to termination. If in the reasonable estimate of Landlord and Tenant, it will take more than 180 days to restore the Premises to a tenantable condition, Tenant may, within thirty
(30) clays of the occurrence of such damage, terminate the Lease by written notice to Landlord and neither party shall have any further liability to the other except for liabilities relating to the period prior to termination. If, however, such damage or destruction does not render the Premises untenantable as reasonably determined by Landlord, Landlord shall repair the same or cause the same to be repaired following receipt of insurance proceeds from Tenant to the extent such funds are available or from the Landlord's insurance if the damage is to the portion of the Office Park covered by insurance purchased by the Landlord. If such damage is caused by Tenant, Tenant's employees, agents or invitees, then the full amount of rent shall continue to be due, whether or not the Premises can be or are occupied and all such damage shall be repaired at the expense of the Tenant. Tenant shall promptly reimburse Landlord for all expenses incurred by the Landlord for repairs to the Premises for which the Tenant is responsible hereunder.

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24. CONDEMNATION. If the Premises or any material part thereof is taken by any authority exercising the power of eminent domain and Tenant is unable to conduct its business in the remainder of the Premises, as reasonably determined by Landlord and Tenant, this Lease shall terminate as of the date of possession by the condemnor. Tenant waives all claims against Landlord or any condemning authority by reason of the complete or partial taking of the Premises, and shall not be entitled to receive any part of any award which Landlord may receive, hereby quitclaiming all interest therein to Landlord. In the event the Lease is not terminated pursuant to this paragraph, then the Lease shall remain in full force and effect as to the remainder of the Premises and the Base Rent shall be pro-rated based on the remaining square footage of the Premises.

25. ATTORNEY'S Fees. If either Landlord or Tenant employs an attorney because of the other's violation of any covenant, agreement or provision of this Lease, the prevailing party in such action shall be paid its attorney's fees by the non-prevailing party.

26. SUBORDINATION. This Lease shall be subject and subordinate at all times to the lien of the mortgages now on the Premises and to all advances made or hereafter to be made upon the security thereof and subject and subordinate to the lien of any mortgage or mortgages which at any time may be made a lien upon the Premises. The Tenant will execute and deliver within seven (7) days of a written request therefor such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages as shall be desired by any mortgagee or proposed mortgagee. The Tenant hereby appoints the Landlord the attorney-in-fact of the Tenant, irrevocably, to execute and deliver any such instrument or instruments for the Tenant.

         Notwithstanding the generality of the foregoing provisions of this Paragraph 26, any mortgagee or lessor of Landlord shall have the right at any time to subordinate any such deed of trust or mortgage or underlying lease to this Lease, or to any of the provisions hereof, on such terms and subject to such conditions as such mortgagee or lessor of Landlord may consider appropriate in its discretion. At any time, before or after the institution of any proceedings for the foreclosure of any such deed of trust or mortgage, or the sale of the Office Park or any portion thereof containing the Premises under any such mortgage, or the termination of any underlying lease, Tenant shall, upon request of such mortgagee or lessor or any person or entities succeeding to the interest of such mortgagee or lessor or the purchaser at any foreclosure sale ("Successor Landlord"), automatically attorn to and become the tenant (or if the Premises has been validly subleased, the subtenant) of the Successor Landlord, without change in the terms or other provisions of this Lease (or, in the case of a permitted sublease, without change in this Lease or in the instrument setting forth the terms of such sublease); provided, however, that the Successor Landlord shall not be bound by any amendment or other modification to this Lease without the consent of the Successor Landlord or by any payment made by Tenant of Base Rent or Additional Rent for more than one (1) month in advance. This agreement of Tenant to attorn to a Successor Landlord shall survive any such foreclosure sale, trustee's sale, conveyance in lieu thereof or termination of any underlying lease. Tenant shall upon demand at any time, before or after any such foreclosure or termination, execute, acknowledge, and deliver to the Successor Landlord any written instruments and certificates evidencing such attornment as such Successor Landlord may reasonably require.

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

         No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release of such obligations or a termination of this Lease unless (i) Tenant has given notice by registered or certified mail to any mortgagee or lessor of Landlord whose address shall have been furnished to Tenant, and (ii) Tenant offers such mortgagee or lessor of Landlord a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

         Tenant shall not unreasonably withhold, delay, or defer its written consent to reasonable modifications to this Lease which are a condition of any construction, interim or permanent financing for the Office Park, provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect Tenant's use and enjoyment of the Premises.

27. Agency. If Landlord appoints an agent to manage the Premises and collect the rent due under this Lease, Landlord may authorize the agent to act for Landlord under the terms of this Lease and Tenant shall in all cases comply with the reasonable exercise by the agent of any and all of Landlord's rights under this Lease.

28. NOTICE. Any notice pursuant to this Lease shall be in writing, mailed as registered or certified United States mail, postage prepaid, or hand delivered or sent by overnight express courier (with signed receipts) addressed as set forth herein (or to the last address designated by such party in writing to the other). Notices shall be deemed conclusively to have been given on the postmark date, or the date of personal delivery, or on the business day after delivery by overnight express courier, except notice of change of address which shall only be deemed given upon actual receipt.

29. BROKERAGE. Landlord and Tenant warrant and represent to each other that, other than Sullivan Properties, Inc. (the "Broker"), there was no broker or agent instrumental in consummating this Lease, and that no conversations or prior negotiations were had by or with any other broker concerning the renting of the Premises. Tenant and Landlord shall indemnify and hold each other harmless against any claims for brokerage or other commissions arising by reason of a breach of the aforesaid representations and warranties. The commission shall be paid by Landlord pursuant to a separate agreement.

30. RECORDING. Neither this Lease nor any memorandum hereof may be recorded among the land records of the jurisdiction in which the Premises is located.


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

31. ASSIGNMENT BY LANDLORD. The term "Landlord" shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to the Premises. Landlord may transfer its interest in the Lease or the Premises without the consent of Tenant. At any time, before or after any transfer of Landlord's interest in the Premises, Tenant shall, upon request of such transferee ("Successor Landlord"), automatically attorn to and become the tenant (or if the Premises have been validly subleased, the subtenant) of the Successor Landlord, without change in the terms or other provisions of this Lease, (or, in the case of a permitted sublease, without change in this Lease or in the instrument setting forth the terms of such sublease).

32. LANDLORD'S LIABILITY. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Premises for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee or lessor of the Premises. No other assets of Landlord or any partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

33. GOVERNING LAW. This Lease shall be governed by and construed under the laws of the Commonwealth of Virginia, without reference to its conflicts of laws principles. Tenant and Landlord hereby consent to jurisdiction and venue in the General District or Circuit Court for Spotsylvania County, Virginia or in any other court in the Commonwealth of Virginia selected by Landlord if any suit is brought relating to this Lease.

34. TIME OF Essence. Time is of the essence in this Lease.

35. FINANCIAL STATEMENTS. Prior to execution of the deed of lease, Tenant shall provide Landlord with a current financial statement and financial statements for the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles, and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. If it is not the normal practice of Tenant to prepare audited statements, then the unaudited statements shall be certified to by the Tenant. Tenant acknowledges and agrees that Landlord may inquire of Tenant's vendors and other creditors with respect to Tenant's creditworthiness. Tenant agrees to hold harmless Landlord from any loss or damage suffered by Tenant as a result of any such inquiries made by Landlord.

36. ESTOPPEL CERTIFICATES. Tenant shall, from time to time, within ten (10) days after request from Landlord, certify, to the extent true, that this Lease is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); the dates to which the rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a Security Deposit; that Tenant, as of the date of such certificate, has no charge, lien, or claim of


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

offset under this Lease or otherwise against rent or other charges due or to become due hereunder; that, to the knowledge of Tenant, Landlord is not then in default under the terms of this Lease; that, if Landlord has assigned this Lease as collateral for a loan, and informed Tenant of the identity of the mortgagee, Tenant will, upon written request of the mortgagee, pay rent directly to such mortgagee; and such other matters as may be reasonably requested by Landlord or any mortgagee, lessor or prospective purchaser of Landlord. Any such certificate may be relied upon by Landlord, or any mortgagee, lessor or prospective purchaser of Landlord. In the event that Tenant fails to provide Landlord with an estoppel certificate as described and within the time period provided hereinabove, Landlord is hereby appointed Tenant's attorney-in-fact for the purpose of executing such estoppel certificate and delivering the same to any mortgagee, lessor or prospective purchaser of Landlord, which appointment is coupled with an interest and is therefore irrevocable.

37. AUTHORITY. Each individual executing this Lease on behalf of Landlord and Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Landlord or Tenant in accordance with a partnership agreement or a duly adopted resolution of the Board of Directors or in accordance with bylaws and that this Lease is binding upon Landlord and Tenant in accordance with its terms.

38. SURVIVAL. Tenant's obligations contained in this Lease shall survive the termination or expiration of the Lease.

39. HAZARDOUS MATERIALS.

         A. ENVIRONMENTAL REQUIREMENTS. Tenant's use and occupancy of the Premises shall at all times be in strict compliance with any and all federal, state and local statutes, laws, rules, regulations, orders, ordinances and standards, as they may now or hereafter exist, relating in any way to the protection of the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended 42 U.S.C. Sections 9601, ET SEQQ. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 9601, ET SEQ. ("RCRA"), the Toxic Substances Control Act, as amended, 15 U.S.C. Sections 2601 ET SEQ., the Clean Water Act, as amended, 33 U.S.C. Sections 1251, ET SEQ., the Clean Air Act, as amended, 42. U.S.C. Sections 7401, ET SEQ., and analogous state statutes (collectively, "Environmental Statutes").

         B. INDEMNIFICATION. Tenant shall, at all times, indemnify, defend. and hold harmless Landlord against and from any and all claims, liens, suits, actions, debts, damages, costs, losses, liabilities, obligations, judgments, and expenses (including, without limitation, court costs and attorneys' fees), of any nature whatsoever as a result of Tenant's acts or omissions, arising from or relating to (i) non-compliance with any Federal, state or local environmental statutes including, without limitation, RCRA and CERCLA, as amended; or (ii) the presence of any Hazardous Substance (as hereinafter defined) affecting the Premises or surrounding areas in violation of applicable Legal Requirements. As used herein, the term "Hazardous Substance" shall mean any material that is or contains "hazardous substances" as defined pursuant to CERCLA or the Virginia hazardous waste management regulations or "petroleum" as defined pursuant to RCRA or other material or substance that requires special handling by Federal, state or local law, or industry practice, without regard to the quantity or location of such material. The term Hazardous Substances shall include building materials and building components including, without limitation, asbestos contained in or comprising building materials or building components.

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

40. MISCELLANEOUS. The conditions and agreements contained herein to be performed by the respective parties, are binding on, and may be legally enforced by, the parties, their heirs, executors, administrators, successors and assigns, respectively. The captions and headings herein are for convenience of reference only and in no way define or limit the scope or content of this Lease or in any way affect its provisions. This Lease embodies the final and entire agreement and understanding between the parties, supersedes all prior negotiations, agreements and understandings, and neither Landlord or Tenant nor their agents shall be bound by any terms, conditions, statements, warranties, or representations, oral or written, not herein contained. Any provision of this Lease may be modified, waived or discharged only by an instrument in writing signed by the party against which enforcement of such modification, waiver or discharge is sought. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number in any place herein in which the context may require such substitution. The provisions of this Lease are severable and the invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision.

41. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be an original but all of which shall together constitute one and the same instrument.

42. TERMINATION OPTION. Tenant shall have the right to terminate the Lease at the end of the second year of the Lease Term. If Tenant elects to terminate the Lease, Tenant must give Landlord at least three (3) MONTHS written notice prior to the end of the second year of the Lease Term and, upon vacating the Premises, pay a termination fee of Fifty Thousand and 00/100 Dollars ($50,000.00).

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed on the date first written above.

                   (Please see attached page for signatures.)


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

                                    LANDLORD:

                                    LJ HOLDING, L.C.
                                    a Virginia limited liability company


     Date 9/24/04                   By: /s/ Richard J. Westerlun
          -------                   ----------------------------
                                    Name: Richard J. Westerlun
                                    Title: Manager


                                    TENANT:

                                    EOIR TECHNOLOGIES, INC.
                                    A  Virginia Corporation
                                    ----------------------------


     Date 9/22/04                   By: Diane E. Moulton
          -------                   ----------------------------
                                    Name: Diane E. Moulton
                                    Title: VP, Operations


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